Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney World Funds, Inc. - International Balanced Portfolio and International Equity Portfolio:

We consent to the incorporation by reference, of our report dated December 15, 1999 with respect to the Smith Barney World Funds, Inc. - International Balanced Portfolio and International Equity Portfolio, and to the references to our firm under the heading "Independent Auditors" in the Statement of Additional Information included in this Registration Statement on Form N-14.

	KPMG
LLP


New York, New York
February 10, 2000